Exhibit 11


                       COMPUTATION OF PER SHARE EARNINGS


    The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three months ended November 30, 1995 and 1994.

    Three months ended November 30, 1995:

       23,313,132 x shares outstanding for 21 days                489,575,772
       23,315,089 x shares outstanding for 21 days                489,616,869
       23,320,721 x shares outstanding for 18 days                419,772,978
       23,331,311 x shares outstanding for  8 days                186,650,488
       23,334,503 x shares outstanding for 23 days                536,693,569
                                                                _____________
                                                                2,122,309,676
           Divided by number of days in the period                         91
                                                                _____________
                                                                   23,322,084



    Three months ended November 30, 1994:

       25,074,982 x shares outstanding for 18 days                451,349,676
       24,941,910 x shares outstanding for 12 days                299,302,920
       24,934,917 x shares outstanding for 16 days                398,958,672
       24,713,278 x shares outstanding for 15 days                370,699,170
       24,520,641 x shares outstanding for 17 days                416,850,897
       24,416,386 x shares outstanding for 13 days                317,413,018
                                                                _____________
                                                                2,254,574,353
           Divided by number of days in the period                         91
                                                                _____________
                                                                   24,775,542